Exhibit 10.1

Summary Sheet regarding Compensation for Executive Officers

								2005 Bonus Criteria (4)
										Individual/
					Shares of			Corporate/		Team
		2005 Base	2004		Restricted		Bonus	Financial		Performance
Name	Title	Salary (1)	Bonus Amount		Stock (2)		Range (3)	Goals		Goals
Andrew C. Florance	President & Chief Executive Officer	$382,418	$302,310		15,920		0-100%	75%		25%
Frank A. Carchedi	Chief Financial Officer & Treasurer	$213,637	$142,150		4,342		50-80%	60%		40%
Christopher Tully (5)	Sr. Vice President Sales & Customer Service	$229,500	$6,563	(6)	172	(6)	0-35%	0%	(5)	100%
David Schaffel	Chief Information Officer	$182,946	$89,714		3,308		0-75%	40%		60%
Craig Farrington	Vice President Research	$171,569	$93,724		2,068		0-75%	40%		60%

(1)	All salary increases will be effective as of April 1, 2005.

(2)	The shares of restricted stock were granted to the executives under the Company’s 1998 Stock Incentive Plan, as amended. The shares vest over a four-year period, where one quarter of the shares vest on each of March 10, 2006, 2007, 2008 and 2009. A form of restricted stock agreement has been filed as an exhibit to the Company’s Annual Report of Form 10-K for the year ended December 31, 2004 and is incorporated by reference herein.

(3)	The bonus range represents a percentage of the executive’s base salary.

(4)	The table sets forth the break down for each executive officer of the percentage of such officer’s bonus that is based on achievement of corporate/financial goals and the percentage of such officer’s bonus that is based on achievement of individual/team performance goals. The criteria that the Committee uses to determine bonuses include, without limitation, the level of achievement of goals based on the following criteria: Company revenues, Company earnings, research, data quality, new and enhanced products, software development, management, customer service, accounts receivable, human resources, investor relations, financial reporting and sales. The criteria differ for each of the executive officers.

(5)	Mr. Tully also has the ability to earn monthly commissions based on the Company’s monthly net new revenue amounts.

(6)	Mr. Tully joined the Company in December 2004. His 2004 bonus amount and his restricted stock grant have been pro rated to reflect one month of employment with the Company.

5